UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2015

XcelMobility Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54333	98-0561888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 East Bayshore Road, Suite 200 Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 320-1728

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Definitive Material Agreement

Separation Agreement – Ronald Strauss

On December 31, 2015, XcelMobility, Inc., a Nevada corporation (the “Company”) entered into a Separation Agreement (the “Separation Agreement”) with Mr. Ronald Edward Strauss, pursuant to which Mr. Strauss’ service to the Company and all of its subsidiaries terminated effective December 31, 2015 . In full satisfaction of all amounts owed to Mr. Strauss for his services and for certain releases and indemnities provided for under the Separation Agreement, Mr. Strauss shall receive severance pay of $15,000 in accordance with the terms of the Separation Agreement.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the provisions of the form of Separation Agreement filed as exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Transfer of Preferred Stock

On December 31, 2015, in connection with the Separation Agreement, Mr. Ronald Edward Strauss agreed to transfer 2,500,000 shares of the Company’s Series A Convertible Preferred Stock to Mr. Zhixiong Wei in consideration for Mr. Zhixiong Wei’s service as a member of the Company’s Board of Directors (the “Board”).

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director and Officer

Effective December 31, 2015, Mr. Strauss resigned as Executive Chairman and a member of the Board and from all positions at the Company’s subsidiaries, including Shenzhen CC Power Corporation, Shenzhen CC Power Investment Consulting Co., Ltd., and CC Mobility Limited. There were no disagreements with the Company relating to Mr. Strauss’ resignation, and no correspondence was provided by Mr. Strauss concerning the circumstances surrounding his resignation. Mr. Strauss has been provided with a copy of these disclosures and has not objected to anything contained herein.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item.

Appointment of Director

Effective December 31, 2015, the Board appointed Mr. Renyan Ge as Chairman of the Board. Mr. Ge currently serves as the Chief Executive Officer of the Company and a member of the Board and has held those positions since 2011.

Effective December 31, 2015, the Board appointed Mr. Zhixiong Wei as a member of the Company’s Board.  It is contemplated that Mr. Wei may serve on certain committees of the Company’s Board, but no such committee appointments have been made at this time.  There is no arrangement or understanding pursuant to which Mr. Wei was appointed a director of the Company.  Mr. Wei has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The Company’s Board is now comprised of Messrs. Renyan Ge and Zhixiong Wei.

Mr. Wei’s Professional History

Mr. Wei is an experienced entrepreneur and executive in China's internet and mobile lottery industry. He is the Chief Executive Officer of the Company's indirectly owned Chinese subsidiary, Shenzhen CC Power Corporation, a position he has held since February 2015. Prior to that, Mr. Wei served as the Chief Executive Officer of Shenzhen Silvercreek Digital Technology Co., a leading mobile lottery business in China which he founded in 2001, until its acquisition by AGTech (HKEx: 08279.HK) in 2011. He continued to serve as its director until February 2015. Mr. Wei holds a master's degree in Industrial Economics from Chinese Academy of Social Sciences and a bachelor's degree in business administration from Hunan University.

Material Compensatory Plan

The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated into this Item.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

10.1	Form of Separation Agreement, dated December 31, 2015, between XcelMobility, Inc. and Ronald Strauss.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XcelMobility Inc.,
a Nevada Corporation

Dated: January 5, 2016	/s/ Renyan Ge
Renyan Ge
Chief Executive Officer